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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          THE MIIX GROUP, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)



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
     DELAWARE                                        22-3586492
  (State or Other                                   (IRS Employer
  Jurisdiction of                                Identification No.)
  Incorporation)
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                                TWO PRINCESS ROAD
                         LAWRENCEVILLE, NEW JERSEY 08648
               (Address of principal executive offices) (Zip Code)

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
If this form relates to the registration of a     If this form relates to the registration of a
class of securities pursuant to Section 12(b)     class of securities pursuant to Section
of the Exchange Act and is effective pursuant     12(g) of the Exchange Act and is effective
to General Instruction A.(c), please check the    pursuant to General Instruction A.(d),
following box.                                    please check the following box.

/ /                                               /X/
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Securities Act registration statement file number to which this form relates:
N/A (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

NONE.

Securities to be registered pursuant to Section 12(g) of the Act:

RIGHTS TO PURCHASE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
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Item 1.  Description of Registrant's Securities to be Registered.

           This registration statement relates to the Rights to Purchase Series A Junior Participating Preferred Stock (the "Rights") issued pursuant to a Rights Agreement dated as of June 27, 2001, between the Registrant and Equiserve, L.P. and its wholly-owned subsidiary, Equiserve Trust Company, N.A. The Rights are being distributed as a dividend by the Registrant to holders of record of its common stock at the close of business on July l0, 2001 at the rate of one Right for each share of common stock. As of July 10, 2001, there were an aggregate of 13,469,329 shares of the Registrant's common stock issued and outstanding, excluding treasury shares. A description of the Rights is incorporated herein by reference to Item 5 of the Registrant's Current Report on Form 8-K/A dated June 27, 2001, and filed with the Securities and Exchange Commission on July 11, 2001.


Item 2.  Exhibits

1. The Rights Agreement dated as of June 27, 2001 between the Registrant and Equiserve L.P. and its wholly-owned subsidiary, Equiserve Trust Company, as Rights Agent, and exhibits thereto, including as Exhibit C thereto, the Form of Rights Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's current Report on Form 8-K/A dated June 27, 2001, and filed with the Securities and Exchange Commission on July 11, 2001).
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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              THE MIIX GROUP, INCORPORATED


                                              By:  /s/ Catherine E. Williams
                                                   -----------------------------
                                                   Catherine E. Williams
                                                   Vice President and Secretary



July 11, 2001


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